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                                                                      EXHIBIT 21

                      H. J. HEINZ COMPANY AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT

     Following are the subsidiaries of H. J. Heinz Company (the "Company"), other than those which if considered in the aggregate as a single subsidiary would not constitute a significant subsidiary, and the state or country in which each subsidiary was incorporated or organized. The accounts of each of the listed subsidiaries are a part of the Company's consolidated financial statements.

                         SUBSIDIARY                           STATE OR COUNTRY
                         ----------                           ----------------
Alimentos Heinz, C.A. ......................................  Venezuela
Alimentos Pilar S.A. .......................................  Argentina
AIAL S.r.l. (Arimpex Industrie Alimentari S.r.l.)...........  Italy
Ets. Paul Paulet............................................  France
Heinz Europe Ltd. ..........................................  England
Heinz Iberica S.A. .........................................  Spain
Heinz India Private Ltd. ...................................  India
Heinz Italia S.r.l. ........................................  Italy
Heinz Japan Ltd. ...........................................  Japan
Heinz Korea Ltd. ...........................................  Republic of Korea
Heinz South Africa (Pty) Limited............................  South Africa
Heinz-UFE Ltd. .............................................  People's Republic of China
Heinz Wattie's Limited......................................  New Zealand
Heinz Win Chance Ltd. ......................................  Thailand
H. J. Heinz B.V. ...........................................  Netherlands
H. J. Heinz (Botswana Proprietary) Ltd. ....................  Botswana
H. J. Heinz Belgium S.A. ...................................  Belgium
H. J. Heinz Company Australia Limited.......................  Australia
H. J. Heinz Company of Canada Ltd. .........................  Canada
H. J. Heinz Company, L.P. ..................................  Delaware
H. J. Heinz Company Limited.................................  England
H. J. Heinz Credit Company..................................  Delaware
H. J. Heinz European Frozen & Chilled Foods, Ltd. ..........  Ireland
H. J. Heinz Finance Company.................................  Delaware
Heinz Management L.L.C. ....................................  Delaware
Indian Ocean Tuna Ltd. .....................................  Seychelles
Industrias de Alimentacao, Lda. ............................  Portugal
Olivine Industries (Private) Limited........................  Zimbabwe
ProMark Brands, Inc. .......................................  Idaho
Pudliszki S.A. .............................................  Poland
PT Heinz ABC Indonesia......................................  Indonesia